Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

TABLE OF CONTENTS

		Page Number
ARTICLE I DEFINITIONS		1
1.1	Definitions.	1
ARTICLE II PURCHASE AND SALE		6
2.1	Sale and Issuance of Series C Preferred Stock at Closing.	6
2.2	Closing.	6
2.3	Closing Deliveries.	6
ARTICLE III REPRESENTATIONS AND WARRANTIES		7
3.1	Representations and Warranties of the Company.	7
3.2	Representations and Warranties of the Purchasers.	15
ARTICLE IV OTHER AGREEMENTS OF THE PARTIES		17
4.1	Transfer Restrictions.	17
4.2	Acknowledgment of Dilution.	19
4.3	Furnishing of Information.	19
4.4	Integration.	20
4.5	Reservation and Listing of Securities.	20
4.6	Conversion and Exercise Procedures.	22
4.7	Intentionally Omitted.	22
4.8	Securities Laws Disclosure; Publicity.	22
4.9	Use of Proceeds.	23
4.10	Reimbursement.	23
4.11	Default Interest.	23
4.12	Rights of Shareholders.	24
4.13	MFN Provision.	24
4.14	Series B Preferred Stock.	24
4.15	Shareholders Rights Plan.	24
ARTICLE V CONDITIONS		25
5.1	Conditions Precedent to the Obligations of the Purchasers.	25
5.2	Conditions Precedent to the Obligations of the Company.	25
ARTICLE VI MISCELLANEOUS		26
6.1	Termination.	26
6.2	Fees and Expenses.	26
6.3	Entire Agreement.	26
6.4	Notices.	26
6.5	Amendments; Waivers.	27
6.6	Construction.	27
6.7	Successors and Assigns.	27
6.8	No Third-Party Beneficiaries.	27
6.9	Governing Law; Venue; Waiver Of Jury Trail.	27
6.10	Survival.	28
6.11	Execution.	28
6.12	Severability.	28
6.13	Rescission and Withdrawal Right.	28
6.14	Replacement of Securities.	28
6.15	Remedies.	28
6.16	Payment Set Aside.	29
6.17	Usury.	29
6.19	Adjustments in Share Numbers and Prices.	30

Exhibits:

A	Form of Certificate of Designations
B	Registration Rights Agreement
C	Form of Warrant
D	Transfer Agent Instructions
E	Opinion of Company Counsel

Schedules:

A	Purchasers
3.1(e)	Issuance of Securities
3.1(f)	Capitalization
3.1(h)	Material Changes
3.1(J)	Absence of Litigation
3.1(o)	Registration Rights
3.1(s)	Patents and Trademarks
3.1(bb)	Indebtedness

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 2, 2005, among Global ePoint, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Actual Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Shares, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time and (i) assuming that (a) any previously unconverted Shares are held until the third anniversary of the Closing Date and all dividends thereon are paid in shares of Common Stock, and (b) the Closing Price at all times on and after the date of determination equals 100% of the actual Closing Price on the Trading Day immediately prior to the date of determination, and (ii) giving effect to the Conversion Price (as defined in the Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Certificate of Designations” means a certificate of designations of the Series C Preferred Stock, in the form of Exhibit A.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions other than a transaction or transactions contemplated by the Letter of Intent: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; ; (iii) a merger or consolidation of the Company or any significant Subsidiary or a sale of more than one-half of the assets of the Company (other than non-homeland security assets) in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any significant Subsidiary that constitutes or results in a transfer of more than one-half of the voting rights or equity interests in the Company; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (vi) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.2 upon the satisfaction of each of the conditions set forth in Sections 5.1 and 5.2.

“Closing Date” means the date of the Closing.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the

Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Purchasers holding a majority of the Securities, the cost of which shall be paid by the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.03 per share.

“Company Counsel” means Preston Gates & Ellis LLP, counsel to the Company.

“Convertible Securities” shall mean any evidence of indebtedness, shares, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Effective Date” means the date that an Underlying Shares Registration Statement is declared effective by the Commission.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Company; provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Letter of Intent” means that certain letter dated May 27, 2005 between the Company and Astrophysics, Inc. regarding the proposed acquisition of Astrophysics, Inc. by the Company and the related financing (the “Financing”) described therein.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys’ fees.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or around the Closing Date, among the Company and the Purchasers, in the form of Exhibit B.

“Required Effectiveness Date” means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Convertible Securities, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time and (i) assuming that (a) any previously unconverted Shares are held until the third anniversary of the Closing Date or, if earlier, until maturity, and all dividends thereon are paid in shares of Common Stock, and (b) the Closing Price at all times on and after the date of determination equals 50% of the actual Closing Price on the Trading Day immediately prior to the date of determination, and (ii) giving effect to the Conversion Price (as defined in the Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Underlying Shares.

“Senior Debt” means any indebtedness of the Company from the date hereof that is senior to any indebtedness set forth on Schedule 3.1(bb) in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock, no par value, of the Company, which is convertible into shares of Common Stock.

“Shares” means an aggregate of 1,250,004 shares of Series C Preferred Stock, which are being purchased by the Purchasers pursuant to this Agreement.

“Subsidiary” means any subsidiary of the Company that is required to be listed in Schedule 3.1(a).

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on an Eligible Market or (b) if trading ceases to occur on an Eligible Market, any Business Day.

“Trading Market” means the NASDAQ SmallCap Market or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Securities, the Registration Rights Agreement, the Certificate of Designations, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to the Company’s transfer agent.

“Triggering Event” means any of the following events: (a) immediately prior to any Bankruptcy Event; (b) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of seven consecutive Trading Days or for a period of twenty Trading Days (which need not be consecutive Trading Days) in any 12 month period; (c) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser as required pursuant to any Transaction Document within five Trading Days after delivery of notice of failure to deliver by Purchaser or the exercise or conversion rights of the Holders pursuant to the Transaction Documents are otherwise suspended for any reason other than a breach of the Transaction Documents by the Purchasers; (d) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants or any conversion of convertible Securities; (e) any other Event (as defined in the Registration Rights Agreement) occurs and remains uncured for 90 days; (f) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within ten Trading Days after notice of such default is first given to the Company by a Purchaser; or (i) the Company shall issue equity securities of the Company (other than any such securities issued in connection with the acquisition of Astrophysics, Inc as described in the Letter of Intent or the financing described therein) which shall be senior to the Series C Preferred Stock in right of payment, or with respect to dividends, liquidation, or dissolution .

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants and in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Securities by the Purchasers.

“Volume Weighted Average Price” means, with respect to any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such date or for such period on an Eligible Market as reported by Bloomberg, L.P., or any successor performing similar functions.

“Warrant” means a Common Stock purchase warrant, in the form of Exhibit C.

ARTICLE II

PURCHASE AND SALE

2.1 Sale and Issuance of Series C Preferred Stock at Closing. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing, that number of shares of Series C Preferred Stock set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Shares” and a Warrant to acquire that number of shares of Common Stock indicated on Schedule A hereto under the heading “Warrant Shares”, for the aggregate purchase price set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Purchase Price”.

2.2 Closing. The purchase and sale of the Shares pursuant to the terms of Section 2.1 shall take place at the offices of Proskauer Rose LLP in New York, New York, at 10:00 a.m. on the date each of the conditions set forth in Sections 5.1 and 5.2 have been satisfied, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (which time and place are designated as the “Closing”).

2.3 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) one or more stock certificates evidencing that number of Shares indicated on Schedule A hereto under the heading “Shares”, registered in the name of such Purchaser;

(ii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire that number of shares of Common Stock indicated on Schedule A hereto under the heading “Warrant Shares”;

(iii) evidence that the Certificate of Designations has been filed and become effective on or prior to the Closing Date with the Secretary of State of Nevada, in form and substance mutually agreed to by the parties;

(iv) the legal opinion of Company Counsel, in the form of Exhibit E, executed by such counsel and delivered to the Purchasers;

(v) the Registration Rights Agreement duly executed by the Company;

(vi) duly executed Transfer Agent Instructions delivered to the Company’s transfer agent; and

(vii) any other documents reasonably requested by a Purchaser or counsel to any Purchaser in connection with the Closing.

(b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the purchase price set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Purchase Price”, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii) the Registration Rights Agreement duly executed by such Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Purchasers:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its shareholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) assuming the accuracy of Purchasers’ representations and warranties and compliance by the Purchasers’ of their respective covenants as set forth in this Agreement, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e) Issuance of the Securities. Except as described in Schedule 3.1(e), the Securities (including the Underlying Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions under applicable securities laws) and shall not be subject to preemptive rights or similar rights of shareholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants.

(f) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(f), (i) there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock and (ii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that would cause the issue and sale of the Securities (including the Underlying Shares) to obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in Schedule 3.1(f), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials filed by the Company since April 12, 2004 (together with any materials filed since such date by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

(h) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or in Schedule 3.1(h), (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice or (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

(i) Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(j) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

(k) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(l) Certain Fees. Except for the fees described in Schedule 3.1(l), all of which are payable to registered broker-dealers, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

(m) Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any stockholder approval provisions under the rules and regulations of any Trading Market. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(n) Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(o) Registration Rights. Except as described in Schedule 3.1(o), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(p) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(q) Disclosure. The Company confirms that it has not provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information, except as may be disclosed in the Press Release described in Section 4.8, below or in the press release to be issued prior to 8:30 a.m. on June 3, 2005 disclosing all material terms of the Letter of Intent (the “Astrophysics Press Release”). The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. This Agreement, including the Schedules hereto, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as may be disclosed in the Press Release described in Section 4.8 or the Astrophysics Press Release, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(r) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice to the Company given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(s) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person where the alleged violation or infringement, if true, could have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(t) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(v) Transactions With Affiliates and Employees. Except as set forth in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(w) Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

(x) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(y) Internal Accounting Controls. Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(aa) Ranking. The Series C Preferred Stock is (i) senior to the Company’s Series B Preferred Stock and to all other equity interests in the Company outstanding as of the Closing Date in right of payment, whether with respect to dividends or upon liquidation or dissolution, or otherwise other than the Series A Preferred Stock and (ii) will be senior to all other equity or equity equivalent securities issued by the Corporation after the Closing Date, other than preferred stock issued by the Corporation contemporaneously, and in connection, with the Corporation’s acquisition of Astrophysics, Inc. described in the Letter of Intent.

(bb) Indebtedness. Except as set forth on Schedule 3.1(bb) and (i) trade payables arising in the ordinary course of business not more than sixty (60) days past due, and (ii) other indebtedness incurred in the ordinary course of business not exceeding $100,000, the Company does not have any indebtedness.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b) Investment Intent. Such Purchaser is acquiring the Securities for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(e) Restrictions on Securities. Each Purchaser understands that the Securities have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(f) No Conflicts. Each Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, other organizational documents or any law, regulation or court order applicable to it.

(g) Compliance with Laws. Each Purchaser represents and warrants to the Company is in compliance with all securities laws applicable to it and the transactions contemplated by the Transaction Documents, including all securities laws, rules and regulations in respect of the stabilization or manipulation of the price of the Common Stock.

(h) Access to Information. Each Purchaser acknowledges it or its representatives have reviewed the Disclosure Materials and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Materials.

(i) Reliance on Disclosure Materials. Each Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Materials and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party (“Third Party Reports”). Each Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(j) Forward Looking Statements. Each Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Materials supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Materials; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(k) Private Placement. Each Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

(l) Certain Trading Limitations. Each Purchaser agrees that, for as long it owns any outstanding shares of Series C Preferred Stock, it will not enter into any Short Sales. For purposes of this Section 3.2(h), a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Options then held by such Purchaser (assuming that such Options were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the

Company and with its transfer agent, without any such legal opinion required of such Purchaser, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES SUBJECT TO THE PROVISIONS OF THIS LEGEND AND THE SECURITIES ACT.

Subject to and in reliance upon compliance of Purchasers with Section 6 of the Registration Rights Agreement, certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the letter included in the Transfer Agent Instructions to the Company’s transfer agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the receipt by the Company of notice that a Purchaser has delivered to the Company or the Company’s transfer agent a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(c) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the

Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(d) In addition to any other rights available to a Purchaser, if the Company fails to deliver to such Purchaser a certificate representing Common Stock by the third Trading Day after the date on which delivery of such certificate is required by any Transaction Document, and if after such third Trading Day such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares that the Purchaser anticipated receiving from the Company (a “Buy-In”), then, in the Purchaser’s sole discretion, the Company shall, within three Trading Days after such Purchaser’s request either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock (the “Remaining Authorized Shares”) is less than 125% of (i) the Actual Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors of the Company shall use its best efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 90th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c) If, at the time any Purchaser requests an exercise or conversion of any Securities, the Actual Minimum minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents exceeds the Remaining Authorized Shares, then the Company shall issue to the Purchaser requesting such exercise or conversion a number of Underlying Shares not exceeding such Purchaser’s pro-rata portion of the Remaining Authorized Shares (based on such Purchaser’s share of the aggregate purchase price paid hereunder and provided that the number of Remaining Authorized Shares issued to such Purchaser shall not exceed the difference between (x) such Purchaser’s pro rata portion (vis-à-vis other Purchasers) of the difference between (i) the Actual Minimum and (ii) the total number of Remaining Authorized Shares prior to the issuance by the Company of any Underlying Shares and (y) the total number of Underlying Shares issued to such Purchaser as of the date of such exercise or conversion), and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute “Excess Shares” issuable only in accordance with the procedures described in Section 4.5(g) below.

(d) The Company shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the greater of (A) the Required Minimum on the Closing Date and (B) the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

(e) If, on any date, the number of shares of Common Stock previously listed on a Trading Market is less than 125% of the Actual Minimum on such date, then the Company shall take the necessary actions to list on such Trading Market, as soon as reasonably possible, a number of shares of Common Stock at least equal to the Required Minimum on such date; provided that the Company will not be required at any time to list a number of shares of Common Stock greater than the maximum number of shares of Common Stock that could possibly be issued pursuant to the Transaction Documents.

(f) Notwithstanding anything to the contrary in any of the Transaction Documents, the maximum number of shares of Common Stock that the Company may issue on the Closing Date pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 19.999% of the Common Stock outstanding on such date (the “Issuable Maximum”), unless the Company obtains shareholder approval in accordance with the rules and regulations of such Trading Market. If, at the time any Purchaser requests an exercise or conversion of any Securities, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Purchaser requesting such exercise or conversion a number of Underlying Shares of Common Stock not exceeding such Purchaser’s pro-rata portion of the Issuable Maximum (based on such Purchaser’s share of the aggregate purchase price paid hereunder and provided that the number of Underlying Shares issued to such Purchaser shall not exceed the difference between (x) such Purchaser’s pro rata portion (vis-à-vis other Purchasers) of the Issuable Maximum and (y) the total number of

Underlying Shares issued to such Purchaser as of the date of such exercise or conversion), and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute “Excess Shares” issuable only in accordance with the procedures described in Section 4.5(g) below.

(g) Any Purchaser whose receipt of Excess Shares upon exercise or conversion of Securities is restricted based on the number of Remaining Authorized Shares or the Issuable Maximum shall have the option, by notice to the Company, to require the Company to use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is possible, but in any event not later than the 60th day after such notice. No shares of Common Stock that were issued pursuant to the Transaction Documents may be entitled to vote to approve the issuance of such Excess Shares.

4.6 Conversion and Exercise Procedures. The form of Election to Purchase included in the Warrants and the form of Conversion Notice included in the Certificate of Designations set forth the totality of the procedures required in order to exercise the Warrants or convert the Shares under the Transaction Documents. Subject to, and in reliance upon, the satisfaction by Purchasers of all obligations under the Transaction Documents, including but not limited the obligations described in Section 3.2 of this Agreement and Section 6 of the Registration Rights Agreement, no additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to exercise their Warrants or convert their Shares. The Company shall honor exercises of the Warrants and conversions of the Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.7 Intentionally Omitted.

4.8 Securities Laws Disclosure; Publicity. The Company shall no later than 8:30 a.m., New York City time on June 3, 2005, issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby (the “Press Release”). On the Closing Date or the first Business Day thereafter, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and, if any disclosure therein differs materially from that which is contained in the 8-K Filing, provide copies thereof to the Purchasers promptly after filing. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

4.10 Reimbursement. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser’s or Related Person’s gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 5(c) of the Registration Rights Agreements. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from such Purchaser’s violation of law, material breach of this Agreement or the gross negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

4.11 Default Interest. If the Company fails to make any cash payment required by any Transaction Document in full when due, then the Company shall pay interest thereon at a rate of 12% per annum (or such lesser maximum rate that is permitted to be paid under applicable law) from the date such payment was due until such amount, plus all such interest thereon, is paid in full.

4.12 Rights of Shareholders. Each time the Company delivers a notice or other communication to holders of the Common Stock it will contemporaneously deliver a copy of such notice or communication to the Purchasers.

4.13 MFN Provision. If any time prior to the date on which the Company has consummated one or more equity financings with gross proceeds to the Company of more than $24,000,000 following the Closing Date, the Company or any Subsidiary of the Company offers to issue or issues to any Person any security of the Company or any Subsidiary of the Company, then the Company shall offer to each Purchaser the right to exchange all or a portion of the Series C Preferred Stock then held by such Purchaser valued at the then Stated Value (as defined in the Certificate of Designations), plus accumulated and unpaid dividends, of such Series C Preferred Stock for such security. Such offer shall made at the same time and in the same manner as if such offer is being made to any other potential purchaser of such security. Each Purchaser shall have 20 Trading Days to review the offer and determine whether it wants to exchange all or any portion of the Series C Preferred Stock.

4.14 Series B Preferred Stock. The Company hereby represents and warrants that the issuance of the Series B Preferred Stock pursuant to the Securities Purchase Agreement dated May 20, 2005 between the Company and the purchasers therein has closed and the Company agrees that it shall not increase the authorized number of shares of Series B Preferred Stock or issue greater than 15,000 shares of Series B Preferred Stock, without the prior written consent of the holders of a majority of the Series B Preferred Stock.

4.15 Shareholders Rights Plan. In the event that a shareholders rights plan is adopted by the Company, no claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any such plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Securities under the Transaction Documents.

4.16 Waiver of Right of First Refusal. Each of the Purchasers that are parties to that certain Securities Purchase Agreement dated December 19, 2004 (“December Agreement”) between the Company and Iroquois Capital LP, Cranshire Capital, L.P, Omicron Master Trust, DKR Soundshore Oasis Holding Fund Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund, Ltd. hereby waive their right of first refusal pursuant to Section 4.5(b) of the December Agreement as such right relates to the offer and sale of the Shares and Warrants pursuant to this Agreement.

ARTICLE V

CONDITIONS

5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since the date hereof listed for trading on an Eligible Market;

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing; and

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE VI

MISCELLANEOUS

6.1 Termination. This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the Closing has not been consummated by the third trading day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2 Fees and Expenses. At the Closing, the Company shall pay to Iroquois Capital, L.P., an aggregate of $25,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents, of which amount $10,000 has been previously paid by the Company. In lieu of the foregoing payments, the Iroquois Capital, L.P. may retain the amount of such payments instead of delivering such amounts to the Company at the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

6.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of at least 50.1% of the outstanding Shares or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such assignee agrees in writing to be bound by the provisions of those Agreements.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.10 and may enforce the provisions of such Section directly against the Company.

6.9 Governing Law; Venue; Waiver Of Jury Trail. THE CORPORATE LAWS OF THE STATE OF NEVADA SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT

DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

6.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, conversion and/or exercise of the Securities, as applicable.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Usury. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

6.18 Independent Nature of Purchasers’ Obligations and Rights as Among the Purchasers. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a “group” as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents and each party represents and confirms that Proskauer Rose LLP represents only Iroquois Capital LP in connection with this Agreement and the other Transaction Documents.

6.19 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Shares), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GLOBAL EPOINT, INC.

By:	/s/ Toresa Lou
Name:	Toresa Lou
Title:	CEO

Address for Notice:

[ ]
[ ]
Facsimile No.:[ ]
Telephone No.:[ ]
Attn: [ ]

With a copy to:

[ ]
[ ]
Facsimile No.: [ ]
Telephone No.: [ ]
Attn: [ ].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS

Omicron Master Trust.

By:	/s/ Bruce Bernstein
Name:	Bruce Bernstein
Title:	Managing Partner

Address for Notice:

650 5th Ave., 24th Floor
New York, NY 10019
Facsimile No.:212 258-2315
Telephone No.: 212 258-2302
Attn: Brian Daly

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
Facsimile No.: (212) 969-2900
Telephone No.: (212) 969-3000
Attn: Adam J. Kansler, Esq.

Iroquois Master Fund Ltd.

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Authorized Signatory

Address for Notice:

Facsimile No.:
Telephone No.:
Attn:

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
Facsimile No.: (212) 969-2900
Telephone No.: (212) 969-3000
Attn: Adam J. Kansler, Esq.

Nite Capital LP

By:	/s/ Keith A. Goodman
Name:	Keith A. Goodman
Title:	Manager of the General Partner

Address for Notice:

100 East Cook Ave. Ste. 201
Libertyville, IL 60048
Facsimile No.: 847-968-2648
Telephone No.: 847-968-2655
Attn: Keith Goodman

Smithfield Fiduciary LLC

By:	/s/ Adam J. Chill
Name:	Adam J. Chill
Title:	Authorized Signatory

Address for Notice:

c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, NY 10019
Facsimile No.: (212) 751-0755
Telephone No.: (212) 287-4720
Attn: Ari J. Storch/Adam J. Chill

The Tail Wind Fund, Ltd.
By: Tail Wind Advisory & Management Ltd., as Investment Manager

By:	/s/ David Crook
Name:	David Crook
Title:	CEO

Address for Notice:

[ ]
Facsimile No.:
Telephone No.:
Attn:

RHP Master Fund, Ltd.
By: Rock Hill Investments Management, L.P.
By: RHP General Manager, LLC

By:	/s/ Wayne Bloch
Name:	Wayne Bloch
Title:	Managing Partner

Address for Notice:

[ ]
Facsimile No.: 610-949-9600
Telephone No.: 610-949-9700
Attn: Keith Marlowe

Cranshire Capital, L.P.

By:	/s/ Mitchell P. Kopin
Name:	Mitchell P. Kopin
Title:	President of the General Partner

Address for Notice:

666 Dundee Rd., Suite 1901
Northbrook, IL 60062
Facsimile No.: 847-562-9031
Telephone No.: 847-562-9030
Attn: Mitchell Kopin

DKR Soundshore Oasis Holding Fund Ltd.

By:	/s/ Brad Caswell
Name:	Brad Caswell
Title:	Director

Address for Notice:

c/o DKR Capital Partners L.P.
1281 East Main Street
Stamford, CT 06902
Tel: 203-324-8378
Fax: 203-674-4737
Attn: Rajni Narasi

Enable Growth Partners LP

By:	/s/ Brendan O’Neil
Name:	Brendan O’Neil
Title:	Principal

Address for Notice:

One Ferry Building, Suite 255
San Francisco, CA 94111
Facsimile No.: 415-677-1580
Telephone No.: 415-677-1578
Attn: Brendan O’Neil

Enable Opportunity Partners LP

By:	/s/ Brendan O’Neil
Name:	Brendan O’Neil
Title:	Principal

Address for Notice:

One Ferry Building, Suite 255
San Francisco, CA 94111
Facsimile No.: 415-677-1580
Telephone No.: 415-677-1578
Attn: Brendan O’Neil

Schedule A

PURCHASERS

PURCHASERS	SHARES	WARRANT SHARES	PURCHASE PRICE	Additional Shares

TOTAL